SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2013

MMEX MINING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2626 Cole Avenue, Suite 600
Dallas, Texas 75204
 (Address of principal executive offices)

Registrant's telephone number, including area code:  (855) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 8.01 Other Events

Our subsidiary, Armadillo Mining Corporation, owns a 100% interest in Armadillo Mining Corporation Colombia S.A.S. ( “AMCC”). AMCC owns 50% of the common shares of Hunza Coal S.A.S, ( “Hunza Coal” ) which in turn owns four concessions in Colombia for the development of metallurgical coal. The mining permits for three of these concessions have been issued by the Colombia mining authority and the environmental permits have been issued by the provincial environmental authority, Corpoboyaca. On February 20th, 2013, the Governor of Boyacá, Colombia filed a petition “Accion Popular” against Corpoboyaca, requesting the tribunal to revoke or suspend the environmental licences of Hunza Coal.

On May 10, 2013, the Company was notified that the Tribunal issued an order to provisionally suspend the environmental licenses of the three concessions. Hunza Coal filed its appeal of the decision on May 10, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMEX Mining Corporation

Date: May 13, 2013	By:	/s/ Jack W. Hanks
Jack W. Hanks, President and
Chief Executive Officer

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